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                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2) |__|
                           ---------------------------

                            BNY MIDWEST TRUST COMPANY
                 (formerly known as CTC Illinois Trust Company)
               (Exact name of trustee as specified in its charter)

Illinois                                                     36-3800435
(State of incorporation                                      (I.R.S. employer
if not a U.S. national bank)                                 identification no.)

2 North LaSalle Street
Suite 1020
Chicago, Illinois                                            60602
(Address of principal executive offices)                     (Zip code)

                           ---------------------------

                          COLLINS & AIKMAN PRODUCTS CO.
               (Exact name of obligor as specified in its charter)

Delaware                                                     13-0588910
(State or other jurisdiction of                              (I.R.S. employer
incorporation or organization)                               identification no.)

                         Table of Additional Registrants
                         -------------------------------

Collins & Aikman Corporation                                                    Delaware            13-3489233

Collins & Aikman Accessory Mats, Inc.                                           Delaware            34-1532472

Collins & Aikman Automotive Mats, LLC                                           Delaware                 *

Collins & Aikman Asset Services, Inc.                                           Delaware            95-4225459

Collins & Aikman Automotive Exteriors, Inc.                                     Delaware            05-0471352

Collins & Aikman Automotive International, Inc.                                 Delaware            13-3376151

Collins & Aikman Canada Domestic Holding Company                                Delaware            56-2270169

Collins & Aikman Carpet & Acoustics (MI), Inc.                                  Delaware            38-2831561

Collins & Aikman Carpet & Acoustics (TN), Inc.                                  Tennessee           62-1301605

Collins & Aikman Development Company                                            Delaware            56-2270173

Collins & Aikman Fabrics, Inc.                                                  Delaware            38-3024579

Collins & Aikman International Corporation                                      Delaware            95-3416790

Collins & Aikman Europe, Inc.                                                   Delaware            88-0383716

Collins & Aikman (Gibraltar) Limited                                            Delaware            52-2080949

Collins & Aikman Interiors, Inc.                                                Delaware            56-2270167

Collins & Aikman Automotive Interiors, Inc.                                     Delaware            02-0265330

Collins & Aikman Automotive (Argentina), Inc.                                   Delaware            06-1470649

Collins & Aikman Automotive (Asia), Inc.                                        Delaware            05-0505045

Collins & Aikman Automotive International Services, Inc.                        Delaware            05-0447633

Collins & Aikman Automotive Overseas Investment, Inc.                           Delaware            08-0435027

Collins & Aikman Intellimold, Inc.                                              Michigan            38-3172585

Collins & Aikman Plastics, Inc.                                                 Delaware            34-1376202

Becker Group, L.L.C.                                                            Michigan            38-3451471

                                      -2-

Brut Plastics, Inc.                                                             Michigan            38-2959954

Collins & Aikman Properties, Inc.                                               Delaware            95-3416796

Dura Convertible Systems, Inc.                                                  Delaware            95-4094096

Amco Convertible Fabrics, Inc.                                                  Delaware            38-3254156

Gamble Development Company                                                      Minnesota           41-0949764

Collins & Aikman Automotive Services, LLC                                       Delaware

JPS Automotive, Inc.                                                            Delaware            56-2001613

Owosso Thermal Forming, LLC                                                     Delaware            20-1239404

Southwest Laminates, Inc.                                                       Delaware            03-0424996

Wickes Asset Management Inc.                                                    Delaware            95-4030704

Wickes Manufacturing Company                                                    Delaware            95-4001211

00250 Stephenson Highway
Troy, Michigan                                               48083
(Address of principal executive offices)                     (Zip code)

                           ---------------------------

                   12-7/8% Senior Subordinated Notes due 2012
                       (Title of the indenture securities)

= = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = = =

                                      -3-

1. GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

         (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO0
             WHICH IT IS SUBJECT.

---------------------------------------------------------------- --------------------------------------------

                       Name                                                        Address
---------------------------------------------------------------- --------------------------------------------

        Office of Banks & Trust Companies of the State           500 E. Monroe Street
        of Illinois                                              Springfield, Illinois 62701-1532

        Federal Reserve Bank of Chicago                          230 S. LaSalle Street
                                                                 Chicago, Illinois 60603

         (b) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

2.       AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH
         AFFILIATION.

         None.

16.      LIST OF EXHIBITS.

         EXHIBITS IDENTIFIED IN PARENTHESES BELOW, ON FILE WITH THE COMMISSION,
         ARE INCORPORATED HEREIN BY REFERENCE AS AN EXHIBIT HERETO, PURSUANT TO
         RULE 7a-29 UNDER THE TRUST INDENTURE ACT OF 1939 (THE "ACT") AND 17
         C.F.R. 229.10(d).

         1.       A copy of Articles of Incorporation of BNY Midwest Trust
                  Company (formerly CTC Illinois Trust Company, formerly
                  Continental Trust Company) as now in effect. (Exhibit 1 to
                  Form T-1 filed with the Registration Statement No.
                  333-47688.)

         2,3.     A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers.
                  (Exhibit 2 to Form T-1 filed with the Registration Statement
                  No. 333-47688.)

         4.       A copy of the existing By-laws of the Trustee. (Exhibit 4 to
                  Form T-1 filed with the Registration Statement No. 333-47688.)

         6.       The consent of the Trustee required by Section 321(b) of the
                  Act. (Exhibit 6 to Form T-1 filed with the Registration
                  Statement No. 333-47688.)

         7.       A copy of the latest report of condition of the Trustee
                  published pursuant to law or to the requirements of its
                  supervising or examining authority.

                                      -4-

                                    SIGNATURE

         Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust
Company, a corporation organized and existing under the laws of the State of
Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of
Chicago, and State of Illinois, on the 20th day of December, 2004.

                            BNY Midwest Trust Company

                            By:       /S/  R. ELLWANGER
                              --------------------------------------------------
                                  Name: R. ELLWANGER
                                  Title:   ASSISTANT VICE PRESIDENT

                                      -5-

                                                                       Exhibit 7
                                                                       ---------

                         OFFICE OF BANKS AND REAL ESTATE
                       BUREAU OF BANKS AND TRUST COMPANIES

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                            BNY MIDWEST TRUST COMPANY
                             2 NORTH LASALLE STREET
                                   SUITE 1020
                             CHICAGO, ILLINOIS 60602

Including the institution's domestic and foreign subsidiaries completed as of the close of business on November 30, 2004, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                                  ASSETS                                          THOUSANDS OF DOLLARS
                                  ------                                          ---------------------
                                                                                          (OOO)

1.      Cash and Due from Depository Institution.......................                  44,386

2.      U.S. Treasury Securities.......................................                   - 0 -

3.      Obligations of States and Political Subdivisions...............                   - 0 -

4.      Other Bonds, Notes and Debentures..............................                   - 0 -

5.      Corporate Stock................................................                   - 0 -

6.      Trust  Company  Premises,  Furniture,  Fixtures  and  Other
        Assets Representing Trust Company Premises.................                         592

7.      Accounts Receivable........................................                       4,848

8.      Goodwill...................................................                      86,813

9.      Intangibles ...............................................                         -0-

10.     Other Assets ..............................................                       5,280

        (Itemize amounts greater than 15% of Line 10)

                Income Taxes Receivable.......................5,213
                ---------------------------------------------------

11.     TOTAL ASSETS...............................................                     141,919

                         OFFICE OF BANKS AND REAL ESTATE
                       BUREAU OF BANKS AND TRUST COMPANIES

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                            BNY MIDWEST TRUST COMPANY
                             2 NORTH LASALLE STREET
                                   SUITE 1020
                             CHICAGO, ILLINOIS 60602

                                  LIABILITIES                                    THOUSANDS OF DOLLARS
                                  -----------                                    --------------------

12.     Accounts Payable...............................................                      34

13.     Taxes Payable..................................................                       0

14.     Other Liabilities for Borrowed Money...........................                  25,425

15.     Other Liabilities..............................................

        (Itemize amounts greater than 15% of Line 14)

                Reserve for Taxes.........................11,380
                                                                                         11,885
16. TOTAL LIABILITIES
                                                                                         37,344

                                 EQUITY CAPITAL
                                 --------------

17.     Preferred Stock................................................                   - 0 -

18.     Common Stock...................................................                   2,000

19.     Surplus........................................................                  67,130

20.     Reserve for Operating Expenses.................................                   - 0 -

21.     Retained Earnings (Loss).......................................                  35,445

22.     TOTAL EQUITY CAPITAL...........................................                 104,575

23.     TOTAL LIABILITIES AND EQUITY CAPITAL...........................                 141,919

I,      Robert L. DePaola, Vice President
   -----------------------------------------------------------------------------
              (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                              /s/ Robert L. DePaola
             --------------------------------------------------------
                (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me this 23rd day of January , 2004.

My Commission expires May 15, 2007.

                                    /s/ Joseph A. Giacobino, Notary Public
                                  -------------------------

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Emmie Chan                                             Assistant Treasurer
---------------------------------------------------- -------------------------
Name                                                          Title

(212) 437-5639
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Telephone Number (Extension)

eychan@bankofny.com
-------------------------------------
E-mail